Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports Third Quarter 2012 Financial Results

Third Quarter 2012 Financial Highlights:

•	Revenue of $163.9 million

•	Net income of $6.8 million

•	Net income per diluted share of $0.15

9 Month Year-to-Date 2012 Financial Highlights:

•	Revenue of $474.6 million

•	Net income of $13.4 million

•	Net income per diluted share of $0.29

FRAMINGHAM, MA - November 8, 2012 - Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2012. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. Those prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the third quarter of 2012 was $163.9 million, compared to $227.8 million for the same period in 2011, a decrease of 28.0% year-over-year. Operating income for the third quarter of 2012 was $10.7 million, compared to $16.4 million for the third quarter of 2011, a decrease of 34.7% year-over-year. Third quarter 2012 adjusted EBITDA, a non-GAAP financial measure, was $16.3 million, compared to $20.9 million for the same period in 2011, a decrease of 21.9% year-over-year. Net income for the third quarter of 2012 was $6.8 million, compared to $12.4 million for the same period of 2011, a decrease of 45.2% year-over-year. Third quarter 2012 net income per diluted share was $0.15, compared to $0.27 per diluted share for the same period of 2011.

“Increased uncertainty within our customers' respective political environments as well as their ongoing budgetary concerns impacted third quarter results,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Customers have been proceeding more cautiously with greater attention to care and diligence, which has further extended conversion times from awarded projects to signed contracts during the quarter.”

“We continued to execute well on our projects in construction and third quarter revenue from all other offerings increased 20%, helped by annuity-based revenues,” continued Sakellaris. “Further, awarded projects increased 46% year-over-year and gross additions to backlog for the third quarter were $281 million, a new record, more than offsetting a 27% decline in fully-contracted backlog. As a result, total construction backlog of awarded projects and fully-contracted backlog reached a new record level at nearly $1.5 billion.”

“We believe that as our customers gain greater clarity going forward and as market uncertainties, including the elections, are resolved, awarded projects will begin to convert at a pace more consistent with what we have experienced historically. In the meantime, we continue to focus on achieving our long-term strategic plan, improving our competitive position, and offering innovative budget-neutral energy services for customers looking to cut operating costs while addressing their aging infrastructure needs.”

For the nine months ended September 30, 2012, Ameresco reported total revenue of $474.6 million, compared to $539.7 million for the same period in 2011, a decrease of 12.1% year-over-year. Operating income for the first nine months of 2012 was $22.4 million, compared to $38.1 million for the first nine months of 2011, a decrease of 41.2% year-over-year. Adjusted EBITDA for the first nine months of 2012 was $39.4 million, compared to $49.7 million for the first nine months of 2011, a decrease of 20.7% year-over-year. Net income for the first nine months of 2012 was $13.4 million, compared to $26.5 million for the first nine months of 2011, a decrease of 49.2% year-over-year. Net income per diluted share was $0.29 for the first nine months of 2012, compared to $0.58 for the first nine months of 2011.

Additional Third Quarter 2012 Operating Highlights:

•	Revenue generated from backlog was $120.7 million for the third quarter of 2012, a decrease of 37.0% year-over-year.

•	All other revenue was $43.2 million for the third quarter of 2012, an increase of 19.8% year-over-year.

•	Operating cash flows were $3.1 million for the third quarter of 2012.

•	Total construction backlog was $1.46 billion as of September 30, 2012 and consisted of:

•
$318.4 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months, on average; and

•
$1.14 billion of awarded projects, which prior to the current lengthening of conversion times from awarded projects to signed contracts, has historically represented estimated future revenue for projects for which contracts are expected to be signed over the next 6-12 months, on average.

FY 2012 Guidance
Ameresco is revising its guidance for the fiscal year ending December 31, 2012. We continue to experience a lengthening of backlog conversion times, and as a consequence, a portion of revenue that was previously expected to be recognized in the second half of 2012 is now not expected to be recognized until future periods. The Company now expects total revenue to be in the range of $640 million to $660 million; and net income in the range of $22 million to $26 million.

Webcast Reminder
Ameresco will hold its earnings conference call today, November 8th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's third quarter 2012 results, business outlook and strategy. Participants may access it by dialing domestically 888.680.0860 or internationally 617.213.4852. The passcode is 60524689. Participants are advised to dial into the call at least ten minutes prior to the call to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the "Investor Relations" section of the Company's website at www.ameresco.com. If you are unable to listen to the live call, the webcast will be archived on the Company's website shortly after the call and be available for one year.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PJVDEQN8B. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide faster access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 63 offices in 34 states and five Canadian provinces. Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission on March 15, 2012 and in its quarterly reports on Form 10-Q. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC. CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2011	2012
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,277,366	$26,176,800
Restricted cash	12,372,356	15,771,219
Accounts receivable, net	109,296,773	103,092,925
Accounts receivable retainage	26,089,216	21,059,147
Costs and estimated earnings in excess of billings	69,251,022	63,136,398
Inventory, net	8,635,633	7,093,211
Prepaid expenses and other current assets	8,992,963	8,310,732
Income tax receivable	9,662,771	7,851,575
Deferred income taxes	6,456,671	7,409,218
Project development costs	6,027,689	8,262,787
Total current assets	283,062,460	268,164,012
Federal ESPC receivable	110,212,186	138,557,444
Property and equipment, net	7,086,164	9,245,310
Project assets, net	177,854,734	197,638,679
Deferred financing fees, net	2,994,692	2,812,625
Goodwill	47,881,346	50,317,305
Intangible assets, net	12,727,528	10,390,246
Other assets	3,778,357	4,573,877
	362,535,007	413,535,486
	$645,597,467	$681,699,498

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$11,563,983	$11,363,774
Accounts payable	93,506,089	79,153,405
Accrued expenses and other current liabilities	8,917,723	12,827,600
Book overdraft	7,297,122	—
Billings in excess of cost and estimated earnings	26,982,858	28,246,514
Total current liabilities	148,267,775	131,591,293
Long-term debt, less current portion	196,401,588	223,977,467
Deferred income taxes	29,953,103	29,526,453
Deferred grant income	6,024,099	6,694,046
Other liabilities	28,529,867	30,860,993
	$260,908,657	$291,058,959

AMERESCO, INC. CONSOLIDATED BALANCE SHEETS - (Continued)

	December 31,	September 30,
	2011	2012
		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2011 and September 30, 2012	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,713,837 shares issued and 25,880,553 outstanding at December 31, 2011, 31,865,164 shares issued and 27,031,880 outstanding at September 30, 2012	3,071	3,186
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2011 and September 30, 2012	1,800	1,800
Additional paid-in capital	86,067,852	93,987,142
Retained earnings	161,335,621	174,780,969
Accumulated other comprehensive loss	(1,868,352)	(612,594)
Minority interest	63,614	71,314
Less - treasury stock, at cost, 4,833,284 shares	(9,182,571)	(9,182,571)
Total stockholders' equity	236,421,035	259,049,246
	$645,597,467	$681,699,498

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,
	2011	2012
	(Unaudited)
Revenue:
Energy efficiency revenue	$188,718,434	$108,418,955
Renewable energy revenue	39,085,134	55,487,250
	227,803,568	163,906,205
Direct expenses:
Energy efficiency expenses	155,890,159	87,898,560
Renewable energy expenses	32,058,319	41,205,349
	187,948,478	129,103,909
Gross profit	39,855,090	34,802,296
Operating expenses:
Salaries and benefits	10,984,929	12,441,502
Project development costs	5,174,930	4,288,657
General, administrative and other	7,286,542	7,362,802
	23,446,401	24,092,961
Operating income	16,408,689	10,709,335
Other expenses, net	(1,359,913)	(1,254,217)
Income before provision for income taxes	15,048,776	9,455,118
Income tax provision	(2,690,196)	(2,683,936)
Net income	$12,358,580	$6,771,182
Net income per share attributable to common shareholders:
Basic	$0.29	$0.15
Diluted	$0.27	$0.15
Weighted average common shares outstanding:
Basic	43,116,861	44,788,160
Diluted	46,308,032	46,247,239
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.4%	18.9%
Renewable energy revenue	18.0%	25.7%
Total	17.5%	21.2%
Operating expenses as a percent of revenue	10.3%	14.7%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$16,408,689	$10,709,335
Depreciation and amortization	4,022,951	4,738,264
Stock-based compensation	432,624	853,866
Adjusted EBITDA	$20,864,264	$16,301,465
Adjusted EBITDA margin	9.2%	9.9%
Construction backlog:
Awarded	$782,358,080	$1,142,847,053
Fully-contracted	438,003,732	318,368,389
Total construction backlog	$1,220,361,812	$1,461,215,442
Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC. CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
	2011	2012
	(Unaudited)
Revenue:
Energy efficiency revenue	$418,697,750	$341,620,742
Renewable energy revenue	121,007,530	132,958,737
	539,705,280	474,579,479
Direct expenses:
Energy efficiency expenses	344,499,360	275,391,607
Renewable energy expenses	95,216,122	104,003,905
	439,715,482	379,395,512
Gross profit	99,989,798	95,183,967
Operating expenses:
Salaries and benefits	29,232,330	38,369,446
Project development costs	14,839,723	12,335,875
General, administrative and other	17,848,103	22,085,897
	61,920,156	72,791,218
Operating income	38,069,642	22,392,749
Other expenses, net	(3,248,919)	(3,654,948)
Income before provision for income taxes	34,820,723	18,737,801
Income tax provision	(8,341,730)	(5,292,453)
Net income	$26,478,993	$13,445,348
Net income per share attributable to common shareholders:
Basic	$0.63	$0.30
Diluted	$0.58	$0.29
Weighted average common shares outstanding:
Basic	42,275,367	44,492,509
Diluted	45,377,104	46,010,138
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.7%	19.4%
Renewable energy revenue	21.3%	21.8%
Total	18.5%	20.1%
Operating expenses as a percent of revenue	11.5%	15.3%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$38,069,642	$22,392,749
Depreciation and amortization	9,555,286	14,446,767
Stock-based compensation	2,027,200	2,527,926
Adjusted EBITDA	$49,652,128	$39,367,442
Adjusted EBITDA margin	9.2%	8.3%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2011	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$12,358,580	$6,771,182
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of project assets	2,676,004	2,903,901
Depreciation of property and equipment	845,947	721,330
Amortization of deferred financing fees	106,776	95,667
Amortization of intangible assets	501,000	1,113,033
Provision for bad debts	154	6,024
Stock-based compensation expense	432,624	853,866
Deferred income taxes	4,097,831	(951,974)
Excess tax benefits from stock-based compensation arrangements	(1,819,749)	(723,710)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	20,465,804	5,688,561
Accounts receivable	(45,257,456)	(5,633,607)
Accounts receivable retainage	(915,906)	3,150,711
Federal ESPC receivable	(21,910,697)	(2,569,522)
Inventory	439,704	2,052,646
Costs and estimated earnings in excess of billings	2,294,809	(5,950,854)
Prepaid expenses and other current assets	(1,149,248)	2,564,642
Project development costs	(1,383,993)	(1,078,080)
Other assets	(1,554,165)	312,248
Increase (decrease) in:
Accounts payable, accrued expenses and other accrued liabilities	38,898,718	(2,942,065)
Billings in excess of cost and estimated earnings	4,517,219	(7,286,785)
Other liabilities	(4,679,466)	2,826,363
Income taxes payable	1,352,618	1,155,924
Net cash provided by operating activities	10,317,108	3,079,501
Cash flows from investing activities:
Purchases of property and equipment	(863,145)	(1,715,410)
Purchases of project assets	(16,837,529)	(11,604,966)
Grant awards received on project assets	—	395,007
Acquisitions, net of cash received	(60,953,588)	(3,677,393)
Net cash used in investing activities	(78,654,262)	(16,602,762)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	1,819,749	723,710
Payments of financing fees	(78,924)	(164,753)
Proceeds from exercises of options	905,557	1,216,985
Net proceeds from senior secured credit facility	41,571,429	12,017,429
Restricted cash	(1,136,862)	(1,454,199)
Payments on long-term debt	(1,444,018)	(1,245,455)
Net cash provided by financing activities	41,636,931	11,093,717
Effect of exchange rate changes on cash	(1,347,221)	(303,643)
Net decrease in cash and cash equivalents	(28,047,444)	(2,733,187)
Cash and cash equivalents, beginning of period	59,782,193	28,909,987
Cash and cash equivalents, end of period	$31,734,749	$26,176,800

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30,
	2011	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$26,478,993	$13,445,348
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation of project assets	7,126,617	8,359,908
Depreciation of property and equipment	1,927,669	2,002,804
Amortization of deferred financing fees	312,431	367,145
Amortization of intangible assets	501,000	4,084,055
Provision for bad debts	24,374	83,767
Gain on sale of asset	—	(800,000)
Stock-based compensation expense	2,027,200	2,527,926
Deferred income taxes	7,243,425	(1,458,605)
Excess tax benefits from stock-based compensation arrangements	(5,721,385)	(2,375,223)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	98,682,379	29,841,218
Accounts receivable	(57,839,917)	6,936,036
Accounts receivable retainage	(580,598)	5,230,093
Federal ESPC receivable	(95,550,030)	(28,345,258)
Inventory	(1,543,288)	1,542,422
Costs and estimated earnings in excess of billings	(8,600,351)	6,246,532
Prepaid expenses and other current assets	(1,812,750)	885,482
Project development costs	(623,548)	(2,234,165)
Other assets	(1,758,820)	(629,034)
Increase (decrease) in:
Accounts payable and accrued expenses and other accrued liabilities	16,997,701	(11,702,805)
Billings in excess of cost and estimated earnings	4,189,191	957,105
Other liabilities	97,928	3,351,544
Income taxes payable	(3,336,415)	4,239,382
Net cash (used in) provided by operating activities	(11,758,194)	42,555,677
Cash flows from investing activities:
Purchases of property and equipment	(2,669,779)	(4,096,980)
Purchases of project assets	(31,558,420)	(31,303,607)
Grant awards and rebates received on project assets	6,695,711	4,233,773
Acquisitions, net of cash received	(60,953,588)	(3,677,393)
Additional purchase price paid on 2010 acquisition (Note 3)	(1,956,366)	—
Net cash used in investing activities	(90,442,442)	(34,844,207)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	5,721,385	2,375,223
Book overdraft	—	(7,297,122)
Payments of financing fees	(623,213)	(185,078)
Proceeds from exercises of options	4,907,645	3,016,256
Net proceeds from senior secured credit facility	81,571,429	4,160,287
Proceeds from long-term debt financing	5,500,089	—
Minority interest	—	7,700
Restricted cash	(2,812,428)	(6,252,306)
Payments on long-term debt	(3,998,627)	(3,380,412)
Net cash provided by (used in) financing activities	90,266,280	(7,555,452)
Effect of exchange rate changes on cash	(1,021,916)	(256,584)
Net decrease in cash and cash equivalents	(12,956,272)	(100,566)
Cash and cash equivalents, beginning of year	44,691,021	26,277,366
Cash and cash equivalents, end of period	$31,734,749	$26,176,800

Exhibit A: Non-GAAP Financial Measures

Ameresco defines adjusted EBITDA as operating income before depreciation, amortization of intangible assets and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's adjusted EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.